Exhibit 23.2

Consent of Independent Auditors

Retrophin, Inc.
New York, NY

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated June 9, 2014, relating to the financial statements of Manchester Pharmaceuticals, LLC for the years ended December 31, 2013 and 2012, appearing in the Company’s Current Report on Form 8-K/A filed on June 10, 2014.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
New York, New York

September 8, 2014